Exhibit 10.3

MASTER CLINICAL SERVICES AGREEMENT

FORENAP PHARMA – TARGACEPT

MASTER CLINICAL SERVICES AGREEMENT

between

TARGACEPT, INC.

and

FORENAP PHARMA EURL

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MASTER CLINICAL SERVICES AGREEMENT

FORENAP PHARMA – TARGACEPT

MASTER CLINICAL SERVICES AGREEMENT

BETWEEN:

FORENAP PHARMA EURL, having its registered offices at 27 rue du 4ème RSM – B.P. 27, F-68250 ROUFFACH, France, represented by Rémy LUTHRINGER, Ph.D., CEO, hereinafter referred to as “FORENAP”

and

TARGACEPT, INC., having its office at 200 East First Street, Suite 300, Winston-Salem, North Carolina 27101, hereinafter referred to as “THE SPONSOR.”

FORENAP and THE SPONSOR are hereinafter collectively referred to as “the Parties.”

WHEREAS:

(A)	FORENAP is engaged in the management of preclinical development and in the performance of Phase I and Phase IIa human clinical trials, including their set-up, management, data management, statistical analysis and report writing, with a particular expertise in CNS studies performed in its specialised clinical pharmacology unit; and

(B)	THE SPONSOR is engaged in the development of pharmaceutical products and may wish to retain the services of FORENAP from time to time to perform services in connection with human clinical trials.

Therefore, in consideration of the promises and undertakings set forth herein, FORENAP and THE SPONSOR agree as follows:

1.	Definitions and Interpretation

1.1.	In addition to those terms defined elsewhere herein, the following terms used in this Master Agreement shall have the following meanings:

1.1.1.	“Business day” shall mean any day other than a Saturday or Sunday or bank holiday in France or in the United States of America.

1.1.2.	“Case Report Form” means, for a particular Study, the form on which reports of the administration of the Study Drug to Study subjects and observations related to the Study are made.

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1.1.3.	“Confidential Information of FORENAP” means any all information pertaining to FORENAP’s charge rates, proposal documents, standard operating procedures (“SOPs”), work processes and methods, identities of suppliers, customers or clients of FORENAP that is disclosed by FORENAP to THE SPONSOR; notwithstanding the foregoing, Confidential Information of FORENAP does not include any information that:

- is in the possession of THE SPONSOR at the time of disclosure;

- prior to or after the time of disclosure is or becomes part of the public knowledge, not as a result of any breach of this Master Agreement by THE SPONSOR; or

- is disclosed to THE SPONSOR by a third party whom THE SPONSOR reasonably believes has the lawful right to make such disclosure.

1.1.4.	“Confidential Information of THE SPONSOR” means all (i) information that is confidential or proprietary to THE SPONSOR or otherwise not generally available to the public that is disclosed, directly or indirectly, by the SPONSOR to FORENAP (including protocols, case report forms, preclinical or clinical data, reports, specifications, computer programs or models and related documentation, know-how, trade secrets and business or research plans) and (ii) data, results and reports generated or created by FORENAP (including any Principal Investigator or member of a Study Staff), but excluding Study subjects’ medical records; notwithstanding the foregoing, Confidential Information of THE SPONSOR does not include any information that:

- is not covered by clause (ii) above, is in the possession of FORENAP at the time of disclosure;

- prior to or after the time of disclosure is or becomes part of the public knowledge, not as a result of any breach of this Master Agreement by FORENAP; or

- is disclosed to FORENAP by a third party whom FORENAP reasonably believes has the lawful right to make such disclosure.

1.1.5.	“Ethics Committee” means the independent committee formally instituted to review, approve and generally oversee clinical studies involving human subjects conducted by or at FORENAP or, if more than one, all such committes collectively.

1.1.6.	“FDA” means the United States Food and Drug Administration.

1.1.7.	“Inventions” means all findings, conclusions and data and all inventions (whether or not patentable), discoveries, developments, formulations, methods (including methods of use or delivery), specifications, techniques, processes and know-how that are made, conceived or first reduced to practice, by FORENAP (including any Principal Investigator or member of a Study Staff), either alone or with others, in the performance of Services or that result, to any extent, from use of a Study Drug or Confidential Information of THE SPONSOR.

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1.1.8.	“Master Agreement” means this Agreement, including its appendices, as may be amended from time to time.

1.1.9.	“Materials” means, with respect to any Study, the Study Drug and any device, equipment and other materials provided by THE SPONSOR in connection with the Study.

1.1.10.	“Principal Investigator” means an employee of FORENAP that it assigns to be responsible for the conduct a Study and for supervising the Study Staff for such Study.

1.1.11.	“Protocol” means, with respect to any Study, the written document specified as such that describes the Study and sets forth specific activities to be performed in connection with the Study, as may be amended by THE SPONSOR from time to time. In the context of a particular Study, reference herein to “the Protocol” means the Protocol for the Study.

1.1.12.	“Regulations” means, with respect to any Study, all national and local laws, rules and regulations and all regulatory directives or guidelines, in each case as may be amended from time to time, applicable to the conduct of the Study, including: (i) all International Conference on Harmonization guidelines regarding Good Clinical Practices; (ii) the ethical principles contained in the Declaration of Helsinki, as set out in 21 US CFR 312.120(c)(4), if and to the extent providing more protection for Study subjects than applicable laws and regulations of the country in which the Study is to be conducted; and (iii) if the Study is being conducted under an investigational new drug application filed with the FDA, the United States Food, Drug and Cosmetic Act, as amended, and any and all rules and regulations promulgated thereunder, including Title 21, Parts 50, 56 and 312 of the U.S. Code of Federal Regulations.

1.1.13.	“Review Bodies” means, collectively, the Ethics Committee and all governmental or regulatory agencies or authorities with oversight responsibility for a Study.

1.1.14.	“Serious and Unexpected Adverse Event” means any adverse reaction to a Study Drug (i) the nature or severity of which is not consistent with the investigator’s brochure for a Study and (ii) that results in death, a life-threatening adverse experience, inpatient hospitalization or the prolonging of existing hospitalization, a persistent or significant disability or incapacity, or a congenital anomaly or birth defect.

1.1.15.	“Services” means services to be performed by FORENAP as set forth in a Work Order or this Master Agreement.

1.1.16.	“Study” means a human clinical trial for which FORENAP is to provide Services as provided in a Work Order. In the context of a particular Work Order, reference herein to “the Study” means the Study that is the subject of the Work Order.

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1.1.17.	“Study Drug” means an investigational drug to be evaluated in a Study. In the context of a particular Study, reference herein to “the Study Drug” means the Study Drug being evaluated in the Study.

1.1.18.	“Study File” means a site file for a Study that contains Ethics Committee member identifications, correspondence and approvals (including approval of the Protocol, the informed consent form and, in each case, any amendments thereto), the approved informed consent form, signed and dated informed consent forms, completed Case Report Forms and other clinical observations, log of all Study site visits, laboratory or other tests taken or performed and Study Drug receipt and disposition information and any and all other records or information required by the Regulations to be, or customarily, maintained in the conduct of human clinical trials. In the context of a particular Study, reference herein to “the Study File” means the Study File for the Study.

1.1.19.	“Study Staff” means, with respect to any Study, the employees, agents and subcontractors of FORENAP who perform Services on behalf of FORENAP in connection with the Study.

1.1.20.	“Work Order” means the written document specified as such that sets forth the terms of Services to be provided by FORENAP in respect of a Study, as may be amended from time to time. A sample Work Order is attached as Appendix A.

1.2.	In this Master Agreement, unless the context requires otherwise:

1.2.1.	each reference herein to a particular section or appendix shall be a reference to that section or appendix in or to this Master Agreement;

1.2.2.	words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;

1.2.3.	each reference to the word “including” is to be construed as “including without limitation”; and

1.2.4.	each reference to a statute, directive, rule regulation or publication includes any modification or re-enactment or revision of that statute, directive, rule, regulation or publication.

2.	Work Orders

2.1.	In the event that the Parties desire for FORENAP to provide Services with respect to a particular Study, the Parties shall execute a Work Order. No Work Order shall be effective unless executed by both THE SPONSOR and FORENAP. For the avoidance of doubt, THE SPONSOR shall not have any obligation to execute any Work Order hereunder.

2.2.	Each Work Order shall contain a description of the Services to be provided by FORENAP, a budget and payment schedule for such Services and applicable timelines and may contain any other terms and conditions applicable to such Services. Each Work Order shall be deemed to incorporate by reference, and shall be specifically subject to, all of the terms of this Master Agreement. To the extent there is any inconsistency between the terms of this Master Agreement and a Work Order, the terms of this

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Master Agreement shall govern unless such Work Order states an intent to modify the terms of the Master Agreement. Any such modification shall apply only to that particular Work Order and shall not modify the terms of this Master Agreement as relate to any other Work Order. To the extent there is any inconsistency between the terms of a Protocol for a Study and the terms of this Master Agreement or the terms of the Work Order for the Study, the Protocol shall control if such inconsistency relates directly to the conduct of the Study and the Work Order (or this Master Agreement, as the case may be) shall control in all other circumstances.

2.3.	FORENAP hereby agrees that it will perform all Services in accordance with any timelines set forth in the applicable Work Order, in a diligent and professional manner in accordance with applicable industry standards, in good faith and to the best of its ability.

3.	Appointment

3.1.	Each Work Order executed by THE SPONSOR and FORENAP shall constitute THE SPONSOR’s appointment of FORENAP to perform the Services set forth in such Work Order. FORENAP agrees that such Services will be performed on its premises using such of its facilities, personnel, equipment and subcontractors (subject to prior approval by THE SPONSOR) as may be necessary.

4.	Regulatory Authority and Ethics Committee Approvals

4.1.	Unless otherwise provided in the Work Order for a Study, FORENAP shall perform the submission(s) of the application(s) to conduct the Study to the respective Review Bodies and shall ensure that all submissions are made in a timely manner and that any available follow-up information required by any of the Review Bodies is provided promptly.

4.2.	THE SPONSOR shall use commercially reasonable efforts to provide information and documentation as may be reasonably required by FORENAP in connection with application(s) to the Review Bodies.

4.3.	Unless otherwise instructed by THE SPONSOR, FORENAP shall comply with any reasonable conditions that any of the Review Bodies attaches to its approval for a Study.

4.4.	FORENAP shall provide THE SPONSOR with a copy of each and every application to any of the Review Bodies prior to submission sufficiently in advance of any due date to give THE SPONSOR reasonable time to provide suggestions and comments. THE SPONSOR will review the proposed disclosure and provide its suggestions and comments. FORENAP shall keep THE SPONSOR fully informed as to the progress of all such applications and shall provide THE SPONSOR with copies of all correspondence with any of the Review Bodies relating to a Study. Should the approval of any Review Body be withdrawn or modified, in whole or in part, for any Study, FORENAP shall immediately notify THE SPONSOR via a rapid communication means such as facsimile or email and shall confirm its notice in writing no later than seventy-two (72) hours following its receipt of notice of withdrawal or modification from the Review Body.

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4.5.	Upon receipt of notification of an inspection or audit by any Review Body at FORENAP’s premises or, if applicable, any other site at which a Study is being conducted, FORENAP shall notify THE SPONSOR immediately in writing via a rapid communication means such as facsimile or email. FORENAP shall provide THE SPONSOR with copies of all materials, correspondence, statements, forms, records or reports received in connection therewith, and THE SPONSOR shall be entitled to be present at such inspection or audit or to participate in the preparation and submission of any response to such notice. If FORENAP does not receive prior notice of said investigation or audit, it shall notify THE SPONSOR immediately after receiving knowledge of said investigation or audit.

5.	Conduct of Studies

5.1.	For each Study, FORENAP shall ensure that the Principal Investigator and all members of the Study Staff are appropriately qualified, trained, and experienced for the Services they perform. For the avoidance of doubt, FORENAP shall be solely responsible for each Study for the actions or omissions of the Principal Investigator and all members of the Study Staff. FORENAP shall not utilize or engage in any capacity in the performance of Services any person or entity debarred or disqualified from participating in the conduct or reporting of human clinical trials by the FDA or any Review Body.

5.2.	FORENAP agrees to use its best efforts to ensure the continuity of competent personnel to provide Services under each Work Order. FORENAP reserves the right to change any assigned personnel provided that:

5.2.1	at least two (2) weeks prior notice in writing of such proposed change is given to THE SPONSOR;

5.2.2	personnel proposed for replacement shall have substantially equivalent qualifications as the personnel being replaced; and

5.2.3	THE SPONSOR shall have the right to meet any replacement personnel prior to his or her appointment and approve or reject such personnel. Such approval shall not be unreasonably withheld by THE SPONSOR.

5.3.	FORENAP may enter into agreements with third parties, such as laboratory service providers, as may be necessary to perform Services, but only if THE SPONSOR shall have given prior written consent. FORENAP shall ensure that the terms and conditions of each such permitted agreement, if any, are consistent with the terms of this Master Agreement and the applicable Work Order and enable FORENAP to comply with its obligations herein (including those related to confidentiality, publication and intellectual property).

5.4.	FORENAP shall not commence recruitment of subjects for any Study under any Work Order until it (or, if applicable THE SPONSOR has received the approval of all Review Bodies for such Study.

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5.5.	FORENAP shall ensure that the facilities, including any equipment, for each Study are adequate for the proper conduct of the Study.

5.6.	For each Study, FORENAP shall (i) complete all Case Report Forms promptly, (ii) review such Case Report Forms for accuracy and completeness, and (iii) compile and submit all data in a timely manner and otherwise in accordance with the Protocol.

5.7.	THE SPONSOR shall provide to FORENAP all Materials to be provided by THE SPONSOR pursuant to a Work Orderin accordance with any timelines specified in the Work Order.

5.8.	FORENAP represents, warrants and covenants that all Principal Investigators and all Study Staff members have, and at all times during the term of this Master Agreement shall have, all licenses, approvals and certifications necessary to perform the Services lawfully and that neither FORENAP nor any Principal Investigator nor any member of a Study Staff is subject to any conflicting obligations or legal impediments that might interfere with the performance of Services.

5.9.	FORENAP shall not deviate, and shall ensure that no Principal Investigator or Study Staff member deviates, from the Protocol for a Study unless, following good faith consultation with THE SPONSOR, FORENAP determines that deviation is medically necessary to protect the health and well being of a Study subject. FORENAP shall notify THE SPONSOR in writing immediately of any such deviation.

5.10.	For each Study, FORENAP shall ensure recruitment of subjects in accordance with the Protocol, shall review with each Study subject all details related to, and all requirements of, the Protocol and the informed consent form reviewed by THE SPONSOR and approved by the Ethics Committee prior to his or her enrolment, and shall obtain each Study subject’s signature on such informed consent form prior to such subject participating the Study.

5.11.	FORENAP shall be entitled in its absolute discretion to suspend or terminate any subject's participation in a Study if the subject shows any sign of significant intolerance to the Study Drug or to any Study procedure that poses a significant medical risk to such subject. In the event of a subject's participation being terminated, FORENAP shall use its best efforts, and shall ensure that the Principal Investigator for the Study uses his or her best efforts to find a suitable alternative subject, if required by the Protocol or by THE SPONSOR. In such instances, FORENAP shall inform THE SPONSOR immediately in writing of such subject termination.

5.12.	THE SPONSOR shall use commercially reasonable efforts to notify FORENAP promptly of any material information concerning the health and safety profile of a Study Drug that is being evaluated in an ongoing Study.

6.	Protocol and ICF Amendments

6.1.	Amendments to a Protocol or to an approvedinformed consent form shall not be implemented until any required approvals of the Review Bodies have been granted.

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7.	Compliance with Standards

7.1.	In performing the Services and all of its other obligations under this Master Agreement and each Work Order, FORENAP shall use its best efforts. Further, FORENAP will conduct each Study in accordance with all of its applicable SOPs, all Regulations, the Protocol for the Study, the applicable Work Order, this Master Agreement, the requirements and directives of the Ethics Committee and lawful instructions received from THE SPONSOR (including any instruction to cease enrollment of additional subjects in the Study, which FORENAP acknowledges may occur at any time).

8.	Study Drug and Handling

8.1.	If the Work Order for Study provides for THE SPONSOR to supply Study Drug to FORENAP, THE SPONSOR shall supply such Study Drug manufactured and labeled in accordance with good manufacturing practice in effect in the European Union and applicable legal requirements in the jurisdiction in which the Study is to be conducted.

8.2.	FORENAP shall distribute Study Drug, and shall ensure that the Study Drug is used, solely and exclusively for the purposes of the Study for which it is provided by THE SPONSOR in accordance with the Protocol and that all Study Drug is kept in a secure area and in accordance with any special storage instructions provided by THE SPONSOR. FORENAP shall handle, store, ship and dispose of all Study Drug in compliance with all applicable national and local laws, rules and regulations, including those governing hazardous substances.

8.3.	For each Study, FORENAP shall maintain an accurate and complete Study Drug accountability record showing the quantities and dates of receipt, dispensing, use and return of all Study Drug.

8.4.	Upon termination of such Study, all unused Study Drug shall, at THE SPONSOR’s option, either be returned to THE SPONSOR or disposed of in accordance with THE SPONSOR’s instructions.

9.	Serious and Unexpected Adverse Events

9.1.	FORENAP shall notify THE SPONSOR immediately, but in no case more than twenty-four (24) hours, by telephone, email, or facsimile, upon learning of the occurrence of any Serious and Unexpected Adverse Event or any other event that FORENAP believes may suggest a significant risk to a Study subject or may impair the integrity or validity of the Study. Any notification made by telephone or email shall be confirmed in writing within forty-eight (48) hours, which confirmation shall contain a detailed summary of the Serious and Unexpected Adverse Event. FORENAP shall also provide such additional information as THE SPONSOR may reasonably request.

9.2.	Unless otherwise provided in a Protocol or Work Order, FORENAP shall, following good faith consultation with THE SPONSOR, be responsible for notifying the Ethics Committee and, as and to the extent required by the Regulations, other applicable Review Bodies of each Serious and Unexpected Adverse Event.

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10.	Inspection and Audit

10.1.	FORENAP shall permit audits by or on behalf of THE SPONSOR.

10.2.	THE SPONSOR and the auditor shall have the right, on the condition that FORENAP is informed at least ten (10) days in advance, to perform an examination of any or all Study-related activities, facilities, equipment and records. FORENAP will cooperate with THE SPONSOR and the auditor, as applicable, during such visits or for the resolution of questions regarding any such Study-related activity, facility, equipment or record.

10.3.	THE SPONSOR and the auditor, as applicable, shall have direct access as requested to conduct the above-referenced examination and shall maintain the confidentiality of subject-identifying information.

11.	Primary Contacts; Study Reporting and Study Files

11.1.	THE SPONSOR will designate a person to be the primary contact for FORENAP’s project manager for each Work Order.

11.2.	FORENAP will assign a project manager for each Work Order who will be (i) the FORENAP project liaison with THE SPONSOR, (ii) responsible for the day-to-day direction of the FORENAP project team for the Study and (iii) responsible for reviewing any changes to the scope of work, time schedule or any other significant events that affect the performance of the Services.

11.3.	For each Study, FORENAP shall create and maintain a Study File and shall provide the Study File (or any requested consents thereof) to THE SPONSOR upon its request. FORENAP shall maintain each Study File in accordance with the Protocol for the Study and all applicable Regulations.

11.4.	Without limiting the generality of Section 11.3, FORENAP shall in any event maintain the complete Study File for each Study for at least fifteen (15) years following the end of the Study. After such period, in no event shall FORENAP dispose of all or any part of a Study File, except in accordance with Section 18.3.

12.	Costs and Payment

12.1.	FORENAP’s company numbers: SIRET 421 540 196 000 19 – APE 731Z – VAT number: FR 75 421 540 196.

12.2.	The compensation and payment schedule for particular Services shall be as provided in the applicable Work Order. Unless the Work Order provides otherwise, payment of amounts properly invoiced in accordance with the Work Order shall be due thirty (30) days after THE SPONSOR’s receipt of the invoice. Invoices shall reference milestones and/or deliverables completed, including dates completed, and the other information required pursuant to Section 12.5. All pass-through costs shall be itemized in a form and in such detail as is agreed between the Parties. Taxes (and any penalties thereon) imposed on any payment made by THE SPONSOR to FORENAP shall be the sole responsibility of FORENAP.

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12.3.	THE SPONSOR shall make (i) no payment in respect of Study visits involving subjects that do not meet all of the inclusion criteria and none of the exclusion criteria for a Study set forth in the Protocol for the Study, (ii) no payment in respect of any Study visits conducted otherwise than in accordance with the Protocol for the Study and (iii) payment in respect of subjects that violate the Protocol for a Study only until the last completed visit prior to the violation. In addition, unless a particular Work Order provides otherwise, if a Work Order is terminated prior to completion of the Services provided for therein, payment shall be limited to Services actually provided, to the extent consistent with the Work Order, and any payments theretofore made in advance in excess of that amount shall be refunded to THE SPONSOR within thirty (30) days after termination.

12.4.	This Section 12.4 shall apply only to Work Orders that include compensation to FORENAP denominated other than in U.S. dollars.

It is the intent of the parties to share equally the risk that currency exchange rates become less favorable to THE SPONSOR from the effective date of a Work Order to the date that particular Services under such Work Order may be invoiced. Accordingly, if, as of the date (an “Invoice Event Date”) of any milestone, month end or other event that gives rise to a right of FORENAP to invoice THE SPONSOR under a Work Order (an “Invoice Event”), the rate of conversion of U.S. dollars to the currency of compensation under the Work Order (the “Applicable Currency”) as shown on www.oanda.com or, if unavailable, another reliable source (the “Invoice Event Date Conversion Rate”) has decreased from the rate of conversion applicable to the Work Order as set forth therein (the “Work Order Conversion Rate”) (i.e., it takes a greater number of U.S. dollars as of the Invoice Event Date to obtain the same amount of the Applicable Currency), then the total amount of the Applicable Currency payable to FORENAP in respect of such Invoice Date Event shall instead be determined by applying the Invoice Event Date Conversion Rate to (A+B/2), where:

A = the amount of U.S. dollars convertible, based on the Work Order Conversion Rate, into an amount of the Applicable Currency that, but for this paragraph, would otherwise have been payable in respect of such Invoice Event; and

B = the amount of U.S. dollars convertible, based on the Invoice Event Date Conversion Rate, into the number of the Applicable Currency that, but for this paragraph, would otherwise have been payable in respect of such Invoice Event.

For the avoidance of doubt, application of this Section 12.4 to a particular Invoice Event under a Work Order to result in a different amount payable to FORENAP than would otherwise have been payable for such Invoice Event shall not give rise to any adjustment to the amount payable in respect of any other Invoice Event under the Work Order or any other Work Order. This Section 12.4 shall be applied independently to each Invoice Event under each Work Order.

12.5.	For each calendar year during which this Master Agreement is in effect beginning with 2005, FORENAP shall keep a running total of amounts invoiced to THE SPONSOR under Work Orders (and, in the case of 2005, under the Clinical Study Agreement between FORENAP and THE SPONSOR dated April 7, 2005) and, with respect to each invoice, shall apply the following discounts (except that the discounts shall not be applicable to pass-through expenses for outsourced services such as genotyping, phenotyping, pharmacokinetic analyses or Case Report Form printing or to study subject fees, in each case if any):

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Aggregate Adjusted Amount (as defined below) Under All Work Orders in a Calendar Year

EUR 0 – EUR 500 000	3.0%
EUR 500 001 – EUR 1 000 000	6.0%
EUR 1 000 001 – EUR 1 500 000	8.0%
EUR 1 500,001 and up	10.0%

For example, if FORENAP were to invoice THE SPONSOR in the aggregate gross amount of EUR 800 000 in a particular calendar year under all Work Orders (after giving effect to Section 12.4 and exclusive of the expenses and fees to which the discounts pursuant to this Section 12.5 do not apply as provided above), the first EUR 500 000 would be subject to a 3.0% discount (and THE SPONSOR would obligated to pay only EUR 485 000), and the next EUR 300 000 would be subject to a 6.0% discount(and THE SPONSOR would obligated to pay only EUR 282 000). The then-applicable discount would be applied to each invoice. In this example, the calculation would be (EUR 500 000 * 3.0%) + (EUR 250 000 * 6.0%), for a total discount of EUR 33 000.

Each invoice of FORENAP under a Work Order shall indicate (i) the gross amount for the Services invoiced pursuant to the Work Order (the “Gross Amount”), (ii) the Work Order Conversion Rate and the Trigger Event Date Conversion Rate, (iii) any reduction to the Gross Amount resulting from application of Section 12.4, (iv) the Gross Amount less the reduction resulting from application of Section 12.4 (the “Adjusted Amount”), (v) the expenses and fees to which the discounts pursuant to this Section 12.5 do not apply as provided above, (vi) clause (iv) less clause (v) (the “Adjusted Amount), (vii) the sum of all Adjusted Amounts invoiced in the same calendar year as such invoice (to include the Adjusted Amount included in such invoice) (the “Aggregate Adjusted Amount”), (viii) the discount applicable to the Adjusted Amount based on the Aggregate Adjusted Amount and this Section 12.5 and (ix) the net amount payable by THE SPONSOR after giving effect to the discount.

12.6.	Invoices should be sent to:

Targacept, Inc., 200 East First Street, Suite 300, Winston-Salem, North Carolina 27101-4165 (USA), Attn: Controller

13.	Indemnity

13.1.

THE SPONSOR shall indemnify and hold harmless FORENAP and its employees and agents against all claims and proceedings (to include any settlements or ex gratia payments made with the prior written consent of THE SPONSOR and reasonable legal and expert costs and expenses) made or brought by or on behalf of subjects taking part in a Study (or their dependents) against FORENAP or any of its employees or agents for personal injury (including death) arising out of or relating to the administration of the Study Drug for the Study or any clinical procedure expressly provided for or required by the Protocol for the Study to which the subjects would not have been exposed but for their participation in the Study (a “FORENAP Claim”), unless such

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personal injury (or death) is the direct or indirect result of the negligence, misconduct or malpractice of, or failure to comply strictly with the terms of the Protocol for the Study, a Work Order or this Master Agreement by, FORENAP, the Principal Investigator for the Study, any member of the Study Staff for the Study or any other employee, agent or subcontractor of FORENAP.

13.2	FORENAP shall indemnify, defend and hold harmless THE SPONSOR, its directors, officers, agents and employees from and against any and all costs, expenses, liabilities, losses or damages of any and every nature (to include any settlements or ex gratia payments made with the consent of FORENAP and reasonable legal and expert costs and expenses), that any of them may suffer or incur as the result of claims, demands, actions or proceedings arising out of the negligence, misconduct or malpractice of, or failure to comply strictly with the terms of a Protocol, a Work Order or this Master Agreement by, FORENAP, any Principal Investigator, any member of a Study Staff or any other employee, agent or subcontractor of FORENAP (a “SPONSOR Claim”).

13.3	The obligations of THE SPONSOR pursuant to Section 13.1, or of FORENAP pursuant to Section 13.2, shall be subject to its receipt of prompt written notification of the institution or the written threat of institution of a FORENAP Claim, in the case of THE SPONSOR’s obligations, or a SPONSOR Claim, in the case of FORENAP’s obligations, such notice to specify in reasonable detail the nature of and facts underlying such FORENAP Claim or SPONSOR Claim; provided that the failure to provide such timely notice shall not relieve THE SPONSOR from such obligations in respect of a FORENAP Claim or FORENAP from such obligations in respect of a SPONSOR Claim unless such failure has a material adverse effect on the ability of THE SPONSOR to defend or settle such FORENAP Claim or on the ability of FORENAP to defend or settle such SPONSOR Claim, as the case may be.

13.4	THE SPONSOR shall have the right to assume and control the defense of, and to settle (except that no such settlement shall require FORENAP to admit fault or responsibility), each FORENAP Claim (and the prosecution of all claims available against third parties), including the employment of counsel or accountants at its cost and expense; provided that FORENAP shall (i) cooperate fully with THE SPONSOR in the defense or settlement and (ii) have the right to employ counsel separate from counsel employed by THE SPONSOR and to participate therein, but the fees and expenses of such counsel shall be at FORENAP’s own expense. THE SPONSOR shall have no obligation hereunder for any FORENAP Claim settled without THE SPONSOR’s written consent.

13.5	FORENAP shall have the right to assume and control the defense of, and to settle (except that no such settlement shall require THE SPONSOR to admit fault or responsibility), each SPONSOR Claim (and the prosecution of all claims available against third parties), including the employment of counsel or accountants at its cost and expense; provided that THE SPONSOR shall (i) cooperate fully with FORENAP in the defense or settlement and (ii) have the right to employ counsel separate from counsel employed by FORENAP and to participate therein, but the fees and expenses of such counsel shall be at THE SPONSOR’s own expense. FORENAP shall have no obligation hereunder for any SPONSOR Claim settled without FORENAP’s written consent.

13.6	Neither FORENAP nor any Principal Investigator shall commit to indemnify or make any payment to any Study subject without THE SPONSOR’s prior written consent, unless FORENAP agrees to be solely responsible for such indemnification or payment.

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13.7	FORENAP shall maintain appropriate insurance coverage for the duration of the Master Agreement and for three (3) years thereafter at levels sufficient to support, and with coverage that includes, the indemnification obligations assumed herein and for damages or claims arising out of any acts of negligence, misconduct, malpractice or other wrongful actions on the part of FORENAP, any Principal Investigator or any other employee or agent of FORENAP.

14.	Confidentiality and Data Protection

14.1.	With respect to each Study, FORENAP shall comply, and shall take such action as shall be necessary to ensure that THE SPONSOR is in compliance, in all respects with Directive 95/46 (the European Union Directive on Data Protection) on the protection of individuals with regard to the processing, use and transfer of personal data and on the free movement of such data and with the national legislation implementing such Directive in any country in which Services are provided by FORENAP. In particular FORENAP shall ensure that only personnel authorised by FORENAP to process such personal data have access to the personal data and that such personnel are reliable, trustworthy and trained to the highest industry standards.

Without limiting the generality of the foregoing paragraph, FORENAP shall ensure that the informed consent form obtained from each subject in each Study contains the “unambiguous consent” (within the meaning of the European Union Directive on Data Protection, or such similar language as may have been enacted in the country in which such Study is conducted) to the transfer of his or her personal data to THE SPONSOR in the United States and to United States and foreign governmental and regulatory agencies and authorities. In addition, if THE SPONSOR reasonably determines that an additional agreement between the parties is necessary to enable compliance with applicable data protection laws, FORENAP agrees to execute such an agreement. Any such agreement shall survive the termination of this Master Agreement and any Work Order.

14.2.	FORENAP undertakes and agrees to:

14.2.1.	only use the Confidential Information of THE SPONSOR for the purposes envisaged under the Work Order to which it applies and not to use the same for any other purpose whatsoever;

14.2.2.	ensure that only those of its employees, agents and subcontractors who are directly concerned with the carrying out of a Work Order have access to the Confidential Information of THE SPONSOR on a strictly applied “need to know” basis;

14.2.3.	keep the Confidential Information of THE SPONSOR secret and confidential and not directly or indirectly to disclose or permit to be disclosed, or make available or permit to be made available, the same to any third party for any reason without the prior written consent of THE SPONSOR save that Confidential Information may be disclosed if required by law; provided that prompt prior written notice of such disclosure is given by FORENAP to THE SPONSOR and that such disclosure is strictly limited to that required to meet the legal obligation;

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14.2.4.	clearly identify the Confidential Information of THE SPONSOR as confidential.

14.3.	THE SPONSOR undertakes and agrees to:

14.3.1.	only use the Confidential Information of FORENAP for the purposes envisaged under this Master Agreement or the Work Order to which it applies and not to use the same for any other purpose whatsoever;

14.3.2.	ensure that only those of its officers, employees, agents, consultants and subcontractors who are directly concerned with the carrying out of this Master Agreement or a Work Order have access to the Confidential Information of FORENAP on a strictly applied “need to know” basis;

14.3.3.	keep the Confidential Information of FORENAP secret and confidential and not directly or indirectly to disclose or permit to be disclosed, or make available or permit to be made available, the same to any third party for any reason without the prior written consent of FORENAP, save that Confidential Information may be disclosed if required by law provided that, to the extent practicable, prompt prior written notice of such disclosure is given by THE SPONSOR to FORENAP and that such disclosure is strictly limited to that required to meet the legal obligation;

14.3.4.	clearly identify the Confidential Information of FORENAP as confidential.

14.4.	FORENAP shall be responsible for abiding by the terms and conditions of this Master Agreement and, in accordance herewith, shall be responsible for ensuring that any employees, agents or subcontractors, or any other persons who receive Confidential Information of THE SPONSOR through it, are bound under the same terms of this Master Agreement.

14.5.	Each party shall store all Confidential Information of the other party in its custody or possession in a secure area.

15.	Intellectual Property

15.1.	FORENAP shall notify THE SPONSOR promptly of each Invention in writing, and each Invention, together with all patents and copyrights, related applications and other intellectual property rights arising in connection therewith, shall be the sole and exclusive property of THE SPONSOR. FORENAP shall promptly notify THE SPONSOR of the nature and significance of each Invention and shall promptly provide to THE SPONSOR all documentation related to such Invention.

15.2.

Any invention or discovery owned by FORENAP as of the date of this Master Agreement as evidenced by FORENAP’s prior written records or any improvement to FORENAP’s research methodologies as of the date of this Master Agreement that does

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not incorporate the Confidential Information of THE SPONSOR or any Invention shall be and remain the sole and exclusive intellectual property of FORENAP and THE SPONSOR shall not be entitled to any rights therein other than in relation to the provision of Services under this Master Agreement.

15.3.	FORENAP, on behalf of itself and its employees and agents, hereby (i) assigns to THE SPONSOR any and all rights that FORENAP has or acquires in Inventions, (ii) represents and warrants to THE SPONSOR that each Principal Investigator and each member of each Study Staff (and each other employee, agent or subcontractor who performs Services) has taken all necessary action to assign his or her rights in any and all Inventions to FORENAP, (iii) agrees to assist and cooperate with THE SPONSOR in every proper way, at THE SPONSOR’s reasonable expense, to obtain and from time to time enforce patents, copyrights or other intellectual property rights on Inventions in any and all countries, and (iv) agrees to execute, and cause its employees and agents to execute, all such documents and do such other acts as THE SPONSOR may reasonably require in order to vest fully and effectively such intellectual property rights.

16.	Publication

16.1.	FORENAP shall not publish the results of a Study or any part of a Study without the prior express written consent of THE SPONSOR.

17.	Termination

17.1.	This Master Agreement shall commence upon the date of the last signature hereto.

17.2.	THE SPONSOR shall have the right to terminate this Master Agreement or any or all outstanding Work Orders upon thirty (30) days prior written notice to FORENAP, except that termination of a particular Work Order may be immediately effective if: (i) authorization and approval to conduct the Study is withdrawn by a Review Body; or (ii) THE SPONSOR determines that the Study should be terminated for the safety and welfare of Study subjects. In addition, either party shall have the right to terminate this Master Agreement forthwith upon the happening of any of the following:

17.2.1.	if the other party defaults in the performance or observance of any of the provisions of this Master Agreement and fails to remedy such defaults within thirty (30) days of receiving a written notice of such default by non-defaulting party (provided that, in the event of an uncured default by THE SPONSOR in connection with any particular Work Order, FORENAP shall be entitled to terminate only the applicable Work Order and shall not be entitled to terminate this Master Agreement unless the applicable Work Order is the only Work Order then outstanding); or

17.2.2.	on the expiry of ten (10) days notice given under Section 21.2 below; or

17.2.3.	if a resolution is passed for the voluntary winding up or a petition for compulsory winding up is presented in respect of the other party; or

17.2.4.	if the other party shall cease or threaten to cease to carry on its business; or

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17.2.5.	if an administrator, receiver or liquidator is appointed in respect of the other party except for voluntary liquidation for the purpose of reconstruction or amalgamation.

17.3.	Termination of this Master Agreement pursuant to Section 17.2 shall terminate all outstanding Work Orders.

18.	Consequences of Termination or Completion

18.1.	Immediately upon receipt of a notice of termination of a Work Order (or of this Master Agreement) from THE SPONSOR, FORENAP shall ensure that the Principal Investigator and all other Study Staff stop enrolling subjects into the Study (or, in the case of termination of this Master Agreement, all Studies) and shall minimize the incurrence of any further costs or expenses chargeable to THE SPONSOR in respect of such Work Order (or, in the case of termination of this Master Agreement, all Work Orders) to the greatest extent possible. In addition, unless instructed otherwise by THE SPONSOR and to the extent medically permissible, FORENAP shall ensure that the Principal Investigator and all other Study Staff cease conducting procedures on subjects already enrolled into the Study (or, in the case of termination of this Master Agreement, all Studies).

18.2.	Upon termination or completion of a Study, FORENAP shall give THE SPONSOR’s authorised representatives access to its facilities (and any other facilities at which the Study was conducted) and shall ensure THE SPONSOR is provided with any outstanding Study documentation as THE SPONSOR may request. Upon request by THE SPONSOR, all clinical and laboratory samples presented or generated during the conduct of the Study shall be provided to THE SPONSOR.

18.3.	Upon termination or completion of each Study, FORENAP shall ensure retention of source data (including completed Case Report Forms) in accordance with the requirements of the Regulations and this Master Agreement. At the end of the required retention period, THE SPONSOR will be notified at least three (3) months before the date that the original records are due for destruction in accordance with the terms of this Master Agreement. THE SPONSOR may then decide and inform FORENAP forthwith whether the original data should be returned. In that case, the data will be sent by FORENAP to THE SPONSOR at THE SPONSOR’s reasonable expense. Storage may be continued by FORENAP beyond the required retention period if requested by SPONSOR, also at THE SPONSOR’s reasonable expense.

19.	Independent Contractor

19.1.	In conducting any Study, FORENAP is acting as an independent contractor and is not an agent or employee of THE SPONSOR. FORENAP has no authority to bind THE SPONSOR to any contract or commitment unless specifically authorised in this Master Agreement or a Work Order or separately in writing by THE SPONSOR.

20.	Sub-contracting

20.1.	For the avoidance of doubt, FORENAP may sub-contract Services to a third party only with the prior written consent of THE SPONSOR.

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21.	Force Majeure

21.1.	A party shall not be in breach of this Master Agreement or any Work Order if there is a total or partial failure by it of its duties and obligations under this Master Agreement occasioned by any act of God, act of nature, fire, strikes, act of government, war, civil commotion, embargo, prevention from or a hindrance in obtaining raw materials, energy or any other necessary supplies, labour disputes and any other reason beyond the control of the party (“Force Majeure Event”). If a party is unable to perform its duties and obligations under this Master Agreement or any Work Order as a direct result of Force Majeure Event, such party shall give written notice to the other party of such inability stating the reason in question. The operation of this Master Agreement shall be suspended during the period in which the Force Majeure Event continues. Forthwith upon the Force Majeure Event ceasing to exist the party relying upon it shall give written notice of such fact and of the resumption of performance of its obligations under this Master Agreement (or Work Order) to the other party.

21.2.	If a Force Majeure Event is continuing at the end of a period of sixty (60) days from receipt of a notice of Force Majeure Event by the party not affected, this Master Agreement or the affected Work Order shall terminate forthwith upon expiry of ten (10) days notice of termination by the party not affected by Force Majeure Event.

22.	Assignment

22.1.	THE SPONSOR may assign this Master Agreement or any Work Order to an affiliate of THE SPONSOR, to an entity that acquires all or substantially all of the business or assets of THE SPONSOR in connection with a merger, acquisition, sale or similar reorganization of THE SPONSOR or otherwise with the prior written consent of FORENAP, not to be unreasonably withheld. FORENAP shall not assign this Master Agreement or any Work Order without the prior written consent of THE SPONSOR. Any assignment not in accordance with this Master Agreement will be void.

23.	Amendment and Waiver

23.1.	Neither this Master Agreement nor any Work Order shall be amended, modified, varied or supplemented except in writing and signed by the Parties.

23.2.	No failure or delay on the part of either party hereto to exercise any right or remedy under this Master Agreement or any Work Order shall be construed or operate as a waiver thereof nor shall any single or partial exercise of any right or remedy under this Master Agreement or any Work Order preclude the exercise of any other right or remedy as the case may be. The rights and remedies provided in this Master Agreement or any Work Order are cumulative.

24.	Entire Agreement

24.1.

This Master Agreement, including its appendices, constitutes the entire agreement and understanding between the Parties, and supersedes all prior oral or written understandings, arrangements, representations or agreements between them, relating to

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the subject matter of this Master Agreement. Each Work Order, including its attachments and this Master Agreement incorporated by reference therein, shall constitute the entire agreement and understanding between the Parties, and supersede all prior oral or written understandings, arrangements, representations or agreements between them, relating to the subject matter of such Work Order.

25.	Dispute Resolution

25.1.	The parties will use their best endeavours to resolve amicably any disputes, controversy or claim arising from or related to this Master Agreement through good faith negotiations. However, in the absence of amicable resolution, any dispute, controversy, or claims arising under, out of or relating to this Master Agreement, its valid conclusion, binding effect, interpretation, performance, breach or termination, including tort claims, shall be referred to and finally determined by arbitration before a mutually acceptable arbitrator in accordance with the Rules of Arbitration of the International Chamber of Commerce as in force at the time when initiating the arbitration. The arbitrator shall base its decision on applicable laws and judicial precedent and include in such decision a statement of the reasons upon which it is based. The decision of the arbitrator shall be final and binding and enforceable by any court of competent jurisdiction. The place and seat of the arbitration shall be New York City, New York (USA) and the language of the arbitral proceedings shall be in English.

26.	Notices

26.1.	Any notice under this Master Agreement or any Work Order shall be in writing and shall be given or sent to the other party at the address or number set out below or to such other address as that party may designate by written notice to the other.

To THE SPONSOR For the attention of:	To FORENAP For the attention of:
Targacept, Inc. 200 East First Street, Suite 300 Winston-Salem, North Carolina 27101-4165 (USA) Attn: VP, Clinical Development Fax: 336-480-2107	Laurent HERRMANN FORENAP Pharma 27 Rue du 4ème RSM – B.P. 27 F-68250 Rouffach France Fax: +33 3 89 78 51 24

26.2.	Any such notice or other document shall be effective five (5) Business days following date of dispatch if sent by registered mail or international courier or, if delivered by hand, at the time of delivery, or, if sent by facsimile, upon confirmed receipt of transmission or, in each case, upon actual receipt if earlier.

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27.	Survival

27.1.	Articles 1, 7, 10, 12, 13, 14, 15, 16, 18, 22, 23, 24, 25, 27, 28, 29, 31 and 32 and Sections 2.2, 8.2, 8.3, 8.4, 11.3, 11.4, 12.3, 17.3 of this Master Agreement shall remain in force notwithstanding the termination of this Master Agreement.

28.	Successors

28.1.	This Master Agreement and all Work Orders shall be binding upon the successors or permitted assigns of the Parties.

29.	Severability

29.1.	The invalidity or unenforceability of any provision of this Master Agreement or of any provision of a Work Order will not affect the validity or enforceability of the other provisions of this Master Agreement or such Work Order, which provisions will remain in full force and effect.

30.	Counterparts

30.1	This Master Agreement or any Work Order may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one instrument.

31.	Governing Law

31.1.	The validity, construction and performance of this Master Agreement shall be governed by the laws of France.

32.	Amendment to Clinical Study Agreement

FORENAP and THE SPONSOR are parties to a Clinical Study Agreement dated April 7, 2005 (the “CSA”) and desire to amend the CSA pursuant to Section 24 thereof to make certain provisions consistent with the terms of this Master Agreement. Accordingly, effective as of the date of the CSA, the CSA is hereby amended by:

(a)	adding a new Section 16.3 as follows:

“Notwithstanding anything herein to the contrary, THE SPONSOR shall have the right to terminate this Agreement for any reason upon thirty (30) days prior written notice to FORENAP.”; and

(b)	deleting Section 14.1 in its entirety and replacing it as follows:

“FORENAP shall notify THE SPONSOR promptly in writing of all findings, conclusions and data and all inventions, discoveries, trade secrets, techniques, processes and know-how, whether or not patentable, that are made, conceived or first

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reduced to practice, by FORENAP or any of its employees or agents, either alone or with others, in the performance of the Services or which result, to any extent, from use of the investigational medicinal product (including any new use or dose or dosage form of the investigational medicinal product) (collectively, “Inventions”). Each Invention shall become the sole and exclusive property of THE SPONSOR. With its prompt written notice of each Invention, FORENAP shall describe the nature and significance of the Invention and shall provide to THE SPONSOR all documentation relating thereto.”

(c)	adding the following to the end of Appendix 2:

“For the avoidance of doubt, it is the intent of the parties to share equally the risk that currency exchange rates become less favorable to THE SPONSOR as of a particular Applicable Trigger Date Conversion Rate than 1.28670 U.S. dollars to 1 Euro and, accordingly, that the foregoing apply only if a particular Applicable Trigger Date Conversion Rate has changed from 1.28670 U.S. dollars to 1 Euro such that it takes a greater number of U.S. dollars to obtain the same number of Euros.

Notwithstanding anything herein to the contrary, each installment invoiceable hereunder shall be subject to the discount provided in Section 12.5 of the Master Clinical Services Agreement between FORENAP and THE SPONSOR dated May 2nd, 2005.”

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF the parties have hereto entered into this Master Agreement on the day and year set forth above.

THE SPONSOR		FORENAP

Name:	Alan A. Musso	Name:	Rémy LUTHRINGER
Title:	Vice President & CFO	Title:	CEO

Signature:	/s/ Alan A. Musso	Signature:	/s/ Rémy Luthringer
Date:	May 10, 2005	Date:	May 2, 2005

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APPENDIX A

Sample

WORK ORDER

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APPENDIX A

WORK ORDER

STUDY DRUG:

STUDY:

NAME OF PRINCIPAL INVESTIGATOR:

TRIAL MONITOR (name/location):

WORK ORDER CONVERSTION RATE: US$         to EUR 1

This Work Order is executed and entered into effective as of the <day> day of <month> <Year>, by and between FORENAP Pharma EURL, a contract research organisation (hereinafter referred to as “FORENAP”), and <Name of the Company>, a pharmaceutical company (hereinafter referred to as “THE SPONSOR”).

Whereas, FORENAP and THE SPONSOR have entered into a Master Clinical Services Agreement (the “Master Agreement”) dated <month> <day> th, <Year>;

Whereas, THE SPONSOR wishes FORENAP to perform the clinical study <Study number> in accordance with the Study Protocol attached hereto (Attachment C) and entitled <Title of the study>, or the services in connection with such Study set forth herein;

Now, in consideration of the foregoing and promises, THE SPONSOR and FORENAP hereby agree as follows:

1.	FORENAP shall perform specified Services and assume responsibilities as described in Attachment A (“Study Information”). For performance of said Services, FORENAP shall be compensated in accordance with the budget and payment schedule specified in Attachment B. The invoices shall be sent to:

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To THE SPONSOR
For the attention of: Targacept, Inc., 200 East First Street, Suite 300, Winston-Salem, North Carolina 27101-4165 (USA), Attn: Controller

2.	The term of this Work Order shall commence upon execution and continue until completion of Services described hereunder, or until such time as THE SPONSOR or FORENAP terminates this Work Order in accordance with the Master Agreement.

3.	The provisions of the Master Agreement are hereby incorporated by reference into, and made a part of, this Work Order.

In witness whereof, the parties have hereunto signed this Work Order effective as of the day and year first written above.

THE SPONSOR	FORENAP

Name:	Name:	Rémy LUTHRINGER
Title:	Title:	CEO

Signature:	Signature:
Date:	Date:

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TEMPLATE OF ATTACHEMENT “A” OF THE WORK ORDER

STUDY INFORMATION

I – Pre-Study activities	SPONSOR	INVESTIGATOR CENTER (Forenap-pharma)	Timeline/ Completion Date
1. Contract (signed by both parties)
XXXXXXX – FORENAP • Provide template and draft

1. Secrecy Agreement and contract
FORENAP – sub contractors • Rouffach’s Hospital laboratory • Drug import responsible (to be defined for each study)
Sponsor – other contractors • PK analyses • Genotyping laboratory • Drug packaging

2. Investigator’s Brochure
Investigator’s Brochure • Preparation • Review • Approval
Investigator’s Brochure samples edition (7 copies)

3. Protocol
Synopsis preparation
Protocol preparation (sponsor template)
Preparing one section of protocol
Protocol review and approval
Final Protocol edition
Final protocol samples allocation (including investigator’s team and Ethics Committee)

4. Information Sheet / Informed Consent
• Preparation (in English; Forenap template) • Translation into French • Review and approval • Edition • Samples allocation

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5. Case Report Form
• Preparation (Forenap SOP) • Review and approval • Printing • Duplicate samples allocation

6. Investigator’s File
• Preparation (Forenap SOP) • Template • Allocation • Handling

7. Sponsor’s TMF
Template
Handling

8. Regulatory aspects
Insurance
Ethics Committee submission (C.C.P.P.R.B.)
Ethics Committee requests management • Preparation • Translation • Review and approval • Sending to Ethics Committee
Ethics Committee approval translation
Data Protection (C.N.I.L) notification • Investigator’s notification • Sponsor’s notification
Regulatory authorities notification • Preparation • Translation • Review • Approval • Sending
Regulatory authorities requests management • Preparation • Translation • Review and approval • Sending
Notification to Health Institution’s Director

9. Investigational product
Importation (part of European community)
Importation (out of European community) including batch analysis
Drug supply (precise if several drugs used) • XXXX • Placebo
Manufacturing and release
Packaging (including labelling) • Bulk • Individual (sequential packaging per dose group)
Labels • Design • Review and approval • Edition
Drug storage and accountability

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10. Randomisation
Randomisation code preparation
Code envelopes manufacturing

11. Monitoring
Initiation visit • Sponsor initiation • Internal initiation

12. Project management
Provide calendar schedule for the whole study activities

13. Data Management

Data Management Plan preparation

•        Annotated CRF

•        Database specifications (including code list)

•        Database validation and edition specifications

•        Database transfer specifications

•        Medical coding specifications

•        Database QC specifications

Data management plan review and approval
Database development and review
Data entry screens design and test
Data validation programming according to specifications and test
Database transfer test
Database transfer test approval

14. Supplies and study documents
Provide tubes
Provide labels
Other supplies
Normal ranges, quality controls, methodology • Rouffach’s Hospital laboratory: • Genotyping laboratory
Other subcontractors documents • XXXXX • XXXXX
Other documents • Subject participation card • Specific study instructions
Specific study documentation at sponsor’s request

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II - During Study activities	SPONSOR	INVESTIGATOR CENTER (Forenap-pharma)
1. Study Monitoring
Internal monitoring
Sponsor monitoring (periodic visits)
Specific CRF handling
CRF pages removing

2. Samples management
PK sample preparation
PK sample analysis
PK sample shipment • First aliquot: after each group completed • Back-up aliquot [1]: with the first aliquots of next group 1: Storage will be invoiced from database lock up to shipment or destruction

3. Investigational product
Storage, accountability and dispensing

4. Project Management
Status summaries (precise) • Subject status and dates
Increasing dose safety report after each group completed
AE / SAEs reporting to sponsor
SAEs notification to Health Authorities • Preparation • Review • Approval • Sending
SAEs notification to Ethics Committee (CCPPRB)
Investigator’s File handling

5. Amendments management
Amendments management • Preparation • Review and approval • Ethics Committee submission • Edition • Samples allocation

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Complementary Health authorities notification • Preparation • Translation • Review • Approval • Sending
Complementary drug importation
Complementary insurance

6. Subjects recruitment
Recruitment specific requests
Subjects compensation management

7. Data Management
Case report form login, double data entry (excluding screen failure), data validation (ongoing)
Provide database sample

8. Biostatistics
Provide shells of tables and listings • Raw data • Summary statistics • Inferential statistics
Statistical Analysis Plan • Provide template (including table of contents of statistical appendices) • Preparation • Review • Approval of final version

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III – After Study activities	SPONSOR	INVESTIGATOR CENTER (Forenap-pharma)
1. Monitoring
Closure visit
Unused study material retrieval
Unused study material destruction
Case report form specific handling

2. Investigational product
Retrieval
Destruction

3. Unused back-up biological samples at database lock
Retrieval [2]
Destruction [2]

4. Data Management
Incorporate external data into database (PK)
Transfer of PK data to data management
Medical coding of AE and medication
Medical coding review and approval
Data validation, DCF edition and tracking
Update of database according to resolved DCFs
Database QC
Data management report
Database lock
Produce final SAS dataset
Database transfer to sponsor
Electronic data transfer to sponsor (Holter ECG, ECG; EEG
Sponsor authorisation to break code
Randomisation code providing
Incorporate randomisation code into database
Correct database after database lock
Return CRF and DCF to sponsor

5. Biostatistics
Blind review meeting • Internal • With sponsor

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Blind review report • Provide template • Preparation • Review and approval
Statistical programming (data listings / tables / graphs)
Statistical analysis • Performing • Setting statistical appendices in page according to report template

6. Final Study Report
Preliminary report preparation • Statistical results • Expert interpretation and safety
Final report preparation (Forenap template)
Preparing one section of the report
Final report review and approval
3rd draft report QA audit
Final draft report QA audit
final study report sending (including statistical appendices) • 2 Hard copies (one bound and one unbound) • Electronic copy (CD Rom)

7. Investigator’s file
Archiving

8. Sponsor’s file
Archiving

9. Regulatory aspects
Information to Health Institution’s Director
Information to Ethics Committee (CCPPRB)

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TEMPLATE OF ATTACHMENT “B” OF THE WORK ORDER

BUDGET AND PAYMENT SCHEDULE

Remain Blank

See The Cost Estimate for each specific Study

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